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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934






         Date of Report (Date of earliest event reported) 22 April 1998




                        Air Products and Chemicals, Inc.
               (Exact name of registrant as specified in charter)


         Delaware                     1-4534                      23-1274455
(State of other jurisdiction  (Commission file number)       (IRS Identification
      of incorporation)                                             number)

7201 Hamilton Boulevard, Allentown, Pennsylvania                  18195-1501
   (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911


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                  Item 5.  Other Events.


                  The Registrant reported record income from operations of $121 million, or diluted earnings per share of $1.09, for the second quarter ended March 31, 1998. This compares to $106 million, or 94 cents per share in the year ago quarter, a per-share increase of 16 percent. These results include the impact of currency translation effects, which reduced earnings per share growth by 5 cents in the quarter. Sales of $1.2 billion were up 5 percent versus last year; adjusting for the negative effect of foreign currencies, sales increased 7 percent in the quarter.

                  In summarizing the quarter's results, Air Products Chairman H.
         A. Wagner said, "Broad-based volume gains in our major businesses, and benefits from our ongoing productivity and asset management initiatives, combined to produce record results in the quarter. We again overcame the impact of weaker foreign currencies and demonstrated our capability to consistently deliver on our financial commitments."

                  Industrial gas sales for the quarter rose 7 percent; adjusting for the negative effect of foreign currencies, sales increased 10 percent in the quarter. Operating income increased 15 percent versus prior year. Profits were driven by strong volume gains in both the U.S. and Europe, benefits from ongoing productivity and asset management initiatives, and favorable contract adjustments in Europe. These gains were partially offset by lower average merchant selling prices in the U.S. and Europe. Gas equity affiliate results were tempered by the difficult business environment in Asia.

                  The Chemicals segment reported a 6 percent sales gain, while operating income rose 8 percent. Volumes were strong across most businesses, led by record sales of emulsions and amines. Margins improved due to higher plant utilization and ongoing productivity program benefits.

                  The Equipment and Services segment posted significantly higher profits, benefiting from a favorable product mix and improved cost performance. 1998 will be a record profit year for the segment.

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

                  The Registrant also made progress on its previously announced share repurchase program, acquiring $50 million of its shares in the quarter. Since the $600 million program was announced in April 1996, a total of 6.3 million shares have been acquired, for a total outlay of approximately $435 million.

                  For the first half of fiscal 1998, Air Products reported income from operations of $238 million, or $2.14 per share, versus $206 million, or $1.83 per share, up 17 percent on a diluted basis. Sales rose 7 percent to $2.4 billion; adjusting for the negative effect of foreign currencies, sales rose 9 percent for the period. These results include the impact of currency translation effects, which reduced earnings per share growth by 22 cents in the first half of the fiscal year, but exclude the one-time after-tax gains recorded in the first quarter of fiscal 1998 from the sale of the Registrant's 50 percent interest in American Ref-Fuel Company and a cogeneration project contract settlement.

                  Commenting on year-to-date results, Mr. Wagner said, "We are pleased with the strong business results for the first half of our fiscal year. This level of performance would be noteworthy in any year, but especially so this year given the difficult business conditions in Asia."

                  Mr. Wagner concluded, "Despite some concerns about the Asian impact on western economies, our worldwide team is determined to deliver premium top-line growth, double-digit earnings growth, and improved returns on total capital invested."

         NOTE: The forward-looking statements contained in this document are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Important risk factors and uncertainties include the impact of worldwide economic growth, pricing, and other factors resulting from fluctuations in interest rates and foreign currencies, the impact of competitive products and pricing, continued success of productivity programs, and the impact of tax and other legislation and other regulations in the jurisdictions in which the Registrant and its affiliates operate.

         Financial tables follow:



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                        AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)


(In millions, except earnings per share)

                            Three Months Ended               Six Months Ended
                                31 March                         31 March
                          1998            1997            1998               1997
----------------------------------------------------------------------------------------
Sales                  $ 1,208.6       $ 1,153.1       $ 2,443.4          $ 2,274.0

Net Income             $   120.5       $   106.0       $   281.0(b)       $   205.9(c)

Basic Earnings
Per Share (a)          $    1.12       $     .96       $    2.59(b)       $    1.87(c)

Diluted Earnings
Per Share (a)          $    1.09       $     .94       $    2.53(b)       $    1.83(c)
----------------------------------------------------------------------------------------


(a) Effective 31 December 1997, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 128, "Earnings Per Share."

(b) Includes an after-tax gain of $35.1 million, or $.32 per share from the sale of the Company's 50% interest in American Ref-Fuel Company and a gain of $7.6 million, or $.07 per share from a cogeneration project contract settlement. Excluding the impact of these special items, basic earnings per share was $2.20 and diluted earnings per share was $2.14.

(c) Includes an after-tax gain of $5.9 million, or $.05 per share from the sale of the landfill gas business and an after-tax impairment loss of $6.0 million, or $.05 per share.



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                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

                               CONSOLIDATED INCOME


(In millions, except per share)

                                        Three Months Ended                  Six Months Ended
                                             31 March                           31 March
                                        1998            1997             1998             1997
-------------------------------------------------------------------------------------------------
SALES AND OTHER INCOME
Sales                                $  1,208.6      $  1,153.1       $  2,443.4       $  2,274.0
Other income                                3.7            10.4             (1.6)            19.8
-------------------------------------------------------------------------------------------------
                                        1,212.3         1,163.5          2,441.8          2,293.8
-------------------------------------------------------------------------------------------------

COSTS AND EXPENSES
Cost of sales                             701.9           686.3          1,422.6          1,379.0
Selling, distribution and
 administrative                           277.3           264.7            547.2            506.2
Research and development                   27.0            28.5             53.3             55.2
-------------------------------------------------------------------------------------------------

OPERATING INCOME                          206.1           184.0            418.7            353.4
Income from equity affiliates,
 net of related expenses                    7.9            13.5             13.6             32.2
Gain on Ref-Fuel Sale
 and Contract Settlement                   --              --               75.2             --
Interest expense                           39.0            42.5             79.2             82.4
-------------------------------------------------------------------------------------------------

INCOME BEFORE TAXES                       175.0           155.0            428.3            303.2
Income taxes                               54.5            49.0            147.3             97.3
-------------------------------------------------------------------------------------------------

NET INCOME                           $    120.5      $    106.0       $    281.0       $    205.9
-------------------------------------------------------------------------------------------------

BASIC EARNINGS PER
COMMON SHARE                         $     1.12      $      .96       $     2.59       $     1.87
-------------------------------------------------------------------------------------------------

DILUTED EARNINGS PER
COMMON SHARE*                        $     1.09      $      .94       $     2.53       $     1.83
-------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES (in millions)               107.9           109.9            108.6            110.2
-------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF
COMMON AND COMMON EQUIVALENT
SHARES (in millions)                      110.4           112.4            110.9            112.5
-------------------------------------------------------------------------------------------------

DIVIDENDS DECLARED PER
COMMON SHARE - Cash                  $      .30      $     .275       $      .60       $      .55
-------------------------------------------------------------------------------------------------

*Diluted earnings per common share is due mainly to the impact of unexercised stock options.


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                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS


(In millions, except per share)

                                                      31 March       31 March
                ASSETS                                  1998           1997
--------------------------------------------------------------------------------
CURRENT ASSETS
Cash and cash items                                  $     85.0      $    111.8
Trade receivables, less allowances for
 doubtful accounts                                        865.3           814.0
Inventories                                               407.5           398.0
Contracts in progress, less progress billings              86.1           167.5
Other current assets                                      166.2           173.1
--------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                    1,610.1         1,664.4
--------------------------------------------------------------------------------

INVESTMENTS                                               354.3           596.8

PLANT AND EQUIPMENT, at cost                            8,996.4         8,537.3
 Less - Accumulated depreciation                        4,460.9         4,167.8
--------------------------------------------------------------------------------
PLANT AND EQUIPMENT, net                                4,535.5         4,369.5
--------------------------------------------------------------------------------

GOODWILL                                                  277.2           265.8
OTHER NONCURRENT ASSETS                                   382.7           317.9
--------------------------------------------------------------------------------
TOTAL ASSETS                                         $  7,159.8      $  7,214.4
================================================================================

    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Payables, trade and other                            $    543.9      $    607.4
Accrued liabilities                                       278.5           275.4
Accrued income taxes                                       84.9            50.7
Short-term borrowings                                      88.5           395.5
Current portion of long-term debt                         124.3            57.3
--------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                               1,120.1         1,386.3
--------------------------------------------------------------------------------

LONG-TERM DEBT                                          2,254.2         2,211.6
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES            510.4           403.7
DEFERRED INCOME TAXES                                     674.4           655.2
--------------------------------------------------------------------------------
TOTAL LIABILITIES                                       4,559.1         4,656.8
--------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Common stock, par value $1 per share                      124.7           124.7
Capital in excess of par value                            453.4           454.6
Retained earnings                                       3,206.4         2,832.5
Unrealized gain on investments                              8.7            15.6
Cumulative translation adjustments                       (266.8)         (142.3)
Treasury Stock, at cost                                  (492.0)         (275.4)
Shares in trust                                          (433.7)         (452.1)
--------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                              2,600.7         2,557.6
--------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $  7,159.8      $  7,214.4
================================================================================



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




                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


In December 1997, the Company sold its 50% interest in American
Ref-Fuel Company, its former waste-to-energy joint venture with Browning-Ferris Industries, Inc.(BFI), to Duke Energy Power Services and United American Energy Corporation. This transaction provides for the sale of Air Products' interest in American Ref-Fuel's five waste-to-energy facilities for $237 million, and the assumption of various parental support agreements by Duke Energy Capital Corporation, the parent company of Duke Energy Power Services. The income statement for the six months ended 31 March 1998 includes a gain of $62.6 million from this sale ($35.1 million after tax or $.32 per share). Air Products retained a limited partnership interest in one project which is undergoing a power agreement restructuring. The restructuring is expected to be completed within one year. Fiscal 1997 results included equity affiliates' income related to American Ref-Fuel of $21.4 million before taxes of which $2.3, $.8, $9.6 and $8.7 million was included in the first through fourth quarters respectively.

The results for the six months ended 31 March 1998 also include a gain of $12.6 million from a cogeneration project contract settlement ($7.6 million after tax or $.07 per share).

The Company completed the sale of the landfill gas recovery business, GSF Energy Inc., during the three months ended 31 December 1996. A gain of $9.5 million ($5.9 million after tax, or $.05 per share) was recorded.

During the three months ended 31 December 1996, an impairment loss of $9.3 million ($6.0 million after tax, or $.05 per share) was recorded in the chemicals segment. The write-down was related to production assets in the performance chemicals division and the related goodwill.





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                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

                          SUMMARY BY BUSINESS SEGMENTS


(In millions)

                                    Three Months Ended                Six Months Ended
                                        31 March                           31 March
                                   1998            1997               1998            1997
---------------------------------------------------------------------------------------------------
Sales:
   Industrial Gases              $  715.3        $  671.0           $1,442.3        $1,285.5
   Chemicals                        378.4           358.5              759.3           704.7
   Equipment/Services               114.9           123.6              241.8           282.6
   Corporate/Other                   --              --                 --               1.2
---------------------------------------------------------------------------------------------------
      CONSOLIDATED               $1,208.6        $1,153.1           $2,443.4        $2,274.0
---------------------------------------------------------------------------------------------------

Operating Income:
   Industrial Gases              $  144.7        $  125.5           $  291.9        $  243.8
   Chemicals                         57.6            53.4              126.0            97.9
   Equipment/Services                17.4            10.5               30.0            16.1 (d)
   Corporate/Other                  (13.6)           (5.4)(a)          (29.2)           (4.4)(a)(c)
---------------------------------------------------------------------------------------------------
      CONSOLIDATED               $  206.1        $  184.0           $  418.7        $  353.4
---------------------------------------------------------------------------------------------------

Equity Affiliates' Income:
   Industrial Gases              $    2.8        $    8.5           $    3.2        $   20.5
   Chemicals                          0.4             0.1                0.4             0.2
   Equipment/Services                 3.9             3.5                8.3             7.0
   Corporate/Other                     .8             1.4(b)             1.7             4.5(b)
---------------------------------------------------------------------------------------------------
      CONSOLIDATED               $    7.9        $   13.5           $   13.6        $   32.2
---------------------------------------------------------------------------------------------------

(a) Operating income for the three and six month periods ended 31 March 1997 includes a pre-tax gain of $7.3 million on the sale of 19% of a cost based investment.

(b) Equity affiliates' income for the three and six month periods ended 31 March 1997 includes a pre-tax charge of $4.8 million from the refinancing of a joint venture bond offering.

(c) Operating income for the six month period ended 31 March 1997 includes a $9.5 million pre-tax gain on the sale of the landfill gas recovery business.

(d) Operating income for the six month period ended 31 March 1997 includes a $9.3 million impairment loss.




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                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

                          SUMMARY BY GEOGRAPHIC REGIONS


(In millions)

                                  Three Months Ended               Six Months Ended
                                       31 March                        31 March
                                  1998            1997            1998            1997
------------------------------------------------------------------------------------------
Sales:
   United States                 $  836.7        $  806.4        $1,712.7        $1,598.5
   Europe                           315.7           305.2           615.1           590.9
   Canada/Latin America              52.4            38.6           103.7            78.2
   Other                              3.8             2.9            11.9             6.4
------------------------------------------------------------------------------------------
      CONSOLIDATED               $1,208.6        $1,153.1        $2,443.4        $2,274.0
------------------------------------------------------------------------------------------

Operating Income:
   United States                 $  159.1        $  140.4        $  328.2        $  284.6
   Europe                            44.8            39.5            85.8            59.6
   Canada/Latin America               3.5             4.2             7.0             9.6
   Other                             (1.3)           (0.1)           (2.3)           (0.4)
------------------------------------------------------------------------------------------
      CONSOLIDATED               $  206.1        $  184.0        $  418.7        $  353.4
------------------------------------------------------------------------------------------

Equity Affiliates' Income:
   United States                 $    4.2        $    4.8        $    9.7        $   11.0
   Europe                             2.3             1.9             5.0             9.0
   Canada/Latin America               2.7             2.7             5.6             5.4
   Other                             (1.3)            4.1            (6.7)            6.8
------------------------------------------------------------------------------------------
      CONSOLIDATED               $    7.9        $   13.5        $   13.6        $   32.2
------------------------------------------------------------------------------------------

For the six months ended 31 March 1997, operating income of the United States includes a gain of $9.5 million from the sale of the landfill gas recovery business and operating income of Europe includes an impairment loss of $9.3 million.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Air Products and Chemicals, Inc.
                                        (Registrant)




         Dated: 22 April 1998           By:       /s/ Arnold H. Kaplan
                                           ---------------------------
                                           Arnold H. Kaplan
                                           Senior Vice President - Finance

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